UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2007

IFSA STRONGMAN, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	0-50754	20-0929024
(State of Other Jurisdiction Of Incorporation	(Commission File Number)	(IRS Employer Identification No.

28-32 Wellington Road
London, NW8 9SP, United Kingdom
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  +44 20 7060 4372

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2007, a majority of the shareholders of IFSA Strongman Inc. (the “Company”) approved a resolution of the board of directors to amend and restate the Company’s Certificate of Incorporation.  The effective date of the Amended and Restated Certificate of Incorporation will be October 10, 2007.  The Company is amending and restating its Certificate of Incorporation following a reverse-split of its shares to authorize an increase in the authorized shares of common stock from 100,000,000 to 200,000,000.  An Information Statement was prepared and will be sent to each shareholder of the Company detailing the reverse-split.

Copies of the Amended and Restated Certificate of Incorporation and the Information Statement are attached as exhibits to this report on Form 8-K.

Item 8.01 Other Events.

On September 20, 2007, a majority of the shareholders of the Company approved a resolution of the board of directors to implement a reverse stock split of the Company’s issued and outstanding common stock, effective October 10, 2007.  Each shareholder will receive 1 share of the Company’s common stock in exchange for every 10 shares held by each shareholder as of 5:00 pm Eastern Time on October 10, 2007.  Those shareholders holding fractional shares, or less than 10 shares, will receive 1 share.  Further information will be sent to all of the shareholders in the attached Information Statement detailing the reverse-split.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number            Description of Exhibit

10.1	Restated Certificate of Incorporation
10.2	Information Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFSA STRONGMAN, INC.

By:  /s/ Jussi Laurimaa
Date:  September 20, 2007                                                                           _____________________________________________

Jussi Laurimaa
Chief Executive Officer